Exhibit 10.43

LAUREATE EDUCATION, INC.

RESTRICTED STOCK UNITS NOTICE
UNDER THE
LAUREATE EDUCATION, INC.
2013 LONG-TERM INCENTIVE PLAN

Name of Grantee:

This Notice evidences the award of restricted stock units (each, an “RSU,” and collectively, the “RSUs”) of LAUREATE EDUCATION, INC., a Maryland corporation (“Laureate”), that have been granted to you pursuant to the LAUREATE EDUCATION, INC. 2013 Long-Term Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms of the attached Restricted Stock Units Agreement (the “Agreement”)*. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein.  Each RSU is equivalent in value to one share of Laureate’s Common Stock and represents Laureate’s commitment to issue one share of Laureate’s Common Stock at a future date, subject to the terms of the Agreement and the Plan.

Grant Date:

Number of RSUs:

Vesting Schedule:  All of the RSUs are nonvested and forfeitable as of the Grant Date.  So long as you remain an Eligible Individual (as defined in the Agreement) continuously from the Grant Date through the applicable date upon which vesting is scheduled to occur:

•                  [40]% of the RSUs will vest and become nonforfeitable on December 31, 2014; and

•                  [20]% of the RSUs will vest and become nonforfeitable on each of December 31, 2015, December 31, 2016 and December 31, 2017.

If you cease, without Cause [for specified persons only: or for Good Reason], to be an Eligible Individual coincident with or within eighteen (18) months after a Change in Control (“Termination”), to the extent not already vested or previously forfeited, any RSUs that would otherwise have become vested and nonforfeitable on or before the third anniversary of your Termination will become vested and nonforfeitable immediately prior to your Termination. In the event you cease to be an Eligible Individual performing bona fide services to or for the Company by reason of death or Permanent Disability, any portion of your RSUs which would, but for the termination of eligibility, have vested during the calendar year during which your termination of eligibility occurred will vest on the date on which termination of eligibility occurs and the balance of the unvested portion of your RSUs shall terminate on your service termination date.   Except in the case where you cease to be an Eligible Individual in connection with a Change in Control or your death or Permanent Disability, none of the RSUs will become vested and nonforfeitable after you cease to be an Eligible Individual.

LAUREATE EDUCATION, INC.	Date

I acknowledge that I have carefully read the Agreement and the prospectus for the Plan.  I agree to be bound by all of the provisions set forth in those documents.  I also consent to electronic delivery of all notices or other information with respect to the RSUs or the Company.

Signature of Grantee	Date

LAUREATE EDUCATION, INC. RSU NOTICE — 2013 LONG-TERM INCENTIVE PLAN

LAUREATE EDUCATION, INC.

RESTRICTED STOCK UNITS AGREEMENT
UNDER THE
LAUREATE EDUCATION, INC.
2013 LONG-TERM INCENTIVE PLAN

1.                                      Terminology.  Unless otherwise provided in this Agreement or the Notice, capitalized terms used herein are defined in the Glossary at the end of this Agreement.

2.                                      Vesting.  All of the RSUs are nonvested and forfeitable as of the Grant Date.  So long as you remain an Eligible Individual continuously from the Grant Date through the applicable date upon which vesting is scheduled to occur, the RSUs will become vested and nonforfeitable in accordance with the vesting schedule set forth in the Notice.  Except for the circumstances, if any, described in the Notice, none of the RSUs will become vested and nonforfeitable after you cease to be an Eligible Individual.

3.                                      Termination of Employment or Service.  Unless otherwise provided in the Notice, if you cease to be an Eligible Individual for any reason, all RSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such RSUs or the underlying shares of Common Stock.

4.                                      Restrictions on Transfer.  Neither this Agreement nor any of the RSUs may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the RSUs shall not be subject to execution, attachment or similar process.  All rights with respect to this Agreement and the RSUs shall be exercisable during your lifetime only by you or your guardian or legal representative.  Notwithstanding the foregoing, the RSUs may be transferred upon your death by last will and testament or under the laws of descent and distribution.

5.                                      Settlement of RSUs.

(a)                                 Manner of Settlement.  You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the RSUs.  Laureate will issue to you, in settlement of your RSUs and subject to the provisions of Section 6 below, the number of whole shares of Common Stock that equals the number of whole RSUs that become vested, and such vested RSUs will terminate and cease to be outstanding upon such issuance of the shares.  Upon issuance of such shares, Laureate will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on your behalf electronically to Laureate’s designated stock plan administrator or such other broker-dealer as Laureate may choose at its sole discretion, within reason.

(b)                                 Timing of Settlement.  Your RSUs will be settled by Laureate, via the issuance of Common Stock as described herein, on the date that the RSUs become vested and nonforfeitable.  However, if a scheduled issuance date falls on a Saturday, Sunday or federal holiday, such issuance date shall instead fall on the next following day that the principal executive offices of the Company are open for business.  Notwithstanding the foregoing, in the event that (i) you are subject to Laureate’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of Laureate’s Common Stock in the public market and any shares covered by your RSUs are scheduled to be issued on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by Laureate in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of Laureate’s Common Stock in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be issued and delivered on such Original Distribution Date and shall instead be issued and delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of Laureate’s Common Stock in the open market, but in no event later than the fifteenth day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs.  In all cases, the issuance and delivery of shares under this Agreement is intended to comply with Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such a manner.

6.                                      Tax Withholding.  On or before the time you receive a distribution of the shares subject to your RSUs, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company which arises in connection with your RSUs (the “Withholding Taxes”).  Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Agreement to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 5) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed, by more than the Fair Market Value of one share of Common Stock, the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.  Unless the tax withholding obligations of the Company are satisfied, Laureate shall have no obligation to deliver to you any Common Stock.  In the event Laureate’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

7.                                      Adjustments for Corporate Transactions and Other Events.

(a)                                 Stock Dividend, Stock Split and Reverse Stock Split.  Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding RSUs shall, without further action of the Administrator, be adjusted to reflect such event; provided, however, that any fractional RSUs resulting from any such adjustment shall be eliminated.  Adjustments under this paragraph will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)                                 Merger, Consolidation and Other Events.  If Laureate shall be the surviving or resulting corporation in any merger or consolidation and the Common Stock shall be converted into other securities, the RSUs shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled.  If the stockholders of Laureate receive by reason of any distribution in total or partial liquidation or pursuant to any merger of Laureate or acquisition of its assets, securities of another entity or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of Laureate’s successor, and this Agreement shall apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled, in the same manner and to the same extent as the RSUs.

8.                                      Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any nonvested and forfeitable RSUs or any other adverse effect on your interests under the Plan.

9.                                      Rights as Stockholder; Dividend Equivalent Payments.

(a)                                 You shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be issued in settlement of the RSUs until such shares of Common Stock have been issued to you.  No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 10 of the Plan.

(b)                                 On each dividend payment date for each cash dividend on the Common Stock, the Company will credit your equity award account with dividend equivalents in the form of additional RSUs.  All such additional RSUs shall be subject to the same vesting requirements applicable to the RSUs in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the vested RSUs to which they are related.  The number of RSUs to be credited shall equal the quotient, rounded to three decimal places, determined by dividing (a) by (b), where “(a)” is the product of (i) the cash dividend payable per share of Common Stock, multiplied by (ii) the number of RSUs credited to your account as of the record date, and “(b)” is the Fair Market Value of a share of Common Stock on the dividend payment date.  If your vested RSUs have been settled after the record date but prior to the dividend payment date, any RSUs that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date.  Nothing herein shall preclude the Administrator from exercising its discretion under the Plan to determine whether to eliminate fractional units or credit fractional units to accounts, and the manner in which fractional units will be credited.

10.                               The Company’s Rights.  The existence of the RSUs shall not affect in any way the right or power of Laureate or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.                               Restrictions on Issuance of Shares.  The issuance of shares of Common Stock upon settlement of the RSUs shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the RSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

12.                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to Laureate in care of its Secretary, and any notice to be given to you shall be addressed to you at the physical or electronic address given beneath your signature on the Notice.  By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to you or the Company.  Any notice, which is required to be given to you shall, if you are then deceased, be given to your personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 12.  Any notice shall have been deemed duly given when (i) delivered in person, (ii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier, or (iv) delivered by email to an electronic mail address provided by you.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the

Company or another third party designated by the Company. [Plus modifications as needed to accommodate persons outside the US in accordance with advice from counsel.]

13.                               Entire Agreement.  This Agreement, together with the relevant Notice and the Plan, contain the entire agreement between the parties with respect to the RSUs granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs granted hereunder shall be void and ineffective for all purposes.

14.                               Amendment.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the RSUs as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

15.                               409A Savings Clause.  This Agreement and the RSUs granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4).  In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption.  Notwithstanding the foregoing, if it is determined that the RSUs fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A of the Code.  Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2).  [For purposes of Section 409A of the Code, the payment of dividend equivalents under Section 9(b) of this Agreement shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying RSUs.]

16.                               No Obligation to Minimize Taxes.  The Company has no duty or obligation to minimize the tax consequences to you of this award of RSUs and shall not be liable to you for any adverse tax consequences to you arising in connection with this award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

17.                               Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is available upon request to the Administrator.

18.                               No Funding.  This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms.  You have the status of a general unsecured creditor of the Company as a result of receiving the grant of RSUs.

19.                               Effect on Other Employee Benefit Plans.  The value of the RSUs subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.

20.                               Governing Law.  The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions.  As a condition of this Agreement, you agree that you will not bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in the districts which include Baltimore, Maryland, and you hereby agree and submit to the personal jurisdiction of any federal court located in the district which includes Baltimore, Maryland or any state court in the district which includes Baltimore, Maryland.  You further agree that you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.

21.                               Resolution of Disputes.  Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby.  You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator.  You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

22.                               Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23.                               Electronic Delivery of Documents.  By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

24.                               No Future Entitlement.  By your signing the Notice, you acknowledge and agree that:  (i) the grant of a restricted stock unit award is a one-time benefit which does not create any contractual or other right to receive future grants of restricted stock units, or compensation in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Committee; (iii) the value of the restricted stock units is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of the restricted stock units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the restricted stock units ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) the Company does not guarantee any future value of the restricted stock units; and (vii) no claim or entitlement to compensation or damages arises if the restricted stock units decrease or do not increase in value and you irrevocably release the Company from any such claim that does arise.

25.                               Personal Data.  For purposes of the implementation, administration and management of the restricted stock units or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of the Notice, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction.  You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the restricted stock units or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s).  You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You understand that data will be held only as long as is necessary to implement, administer and manage the restricted stock units or effect a Corporate Transaction.  You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary.  You understand, however, that refusing or withdrawing your consent may affect your ability to accept a restricted stock unit award.

{Glossary begins on next page}

GLOSSARY

(a)                                 “Administrator” means the Board of Directors of Laureate Education, Inc. or such committee or committees appointed by the Board to administer the Plan.

(b)                                 “Agreement” means this document, as amended from time to time, together with the Plan which is incorporated herein by reference.

(c)                                  “Cause” means “Cause” as such term may be defined in any employment agreement in effect at the time of termination of employment between the Grantee and Laureate or any of its Subsidiaries, or, if there is no such employment agreement or such term is not defined therein, “Cause” shall mean (i) gross negligence or willful malfeasance by the Grantee in connection with the performance of his duties with respect to the Company, (ii) conviction of, or pleading guilty or nolo contendere to any felony, (iii) theft, embezzlement, fraud or other similar conduct by the Grantee in connection with the performance of his or her duties with the Company, or (iv) a willful and material breach of any other applicable agreements with the Company including, without limitation, engaging in any action in breach of any applicable restrictive covenants.

(d)                                 “Change in Control” means the first of the following to occur: (i) a Change in Ownership of Laureate or Wengen, or (ii) a Change in the Ownership of Assets of Laureate, as described herein and construed in accordance with Code section 409A.

(i)                                     A “Change in Ownership of Laureate or Wengen” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, in a single transaction or a series of related transactions, ownership of:

(A)                                the capital stock of Laureate that, together with the stock held by such Person or Group, constitutes more than 50% of the total voting power of the capital stock of Laureate.  However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total voting power of the capital stock of Laureate, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Laureate or to cause a Change in Effective Control of Laureate (as described below).  An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Laureate acquires its stock in exchange for property will be treated as an acquisition of stock; or

(B)                               partnership interests of Wengen that, together with the partnership interests held by such Person or Group, constitutes more than 50% of the partnership interests of Wengen.  However, if any one Person is, or Persons Acting as a Group are, considered under the Wengen Limited Partnership Agreement, as the same is in effect from time to time, to own two percent (2%) or more of the partnership interests of Wengen on the effective date of this Plan, the acquisition of additional partnership interests by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Laureate or Wengen.

(ii)                                  A “Change in the Ownership of Assets of Laureate” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from Laureate that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of Laureate immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of Laureate, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A)                               A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than (1) employee benefit plans sponsored or maintained by Laureate and by entities controlled by Laureate, (2) Wengen or entities controlled by Wengen, or (3) an underwriter of the capital stock of Laureate in a registered public offering.

(B)                               Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.  Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C)                               A Change in Control shall not include a transfer of assets to a related person as described in Code section 409A or a public offering of capital stock of Laureate.

(D)                               For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership.  Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option).  For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.

(f)                                   “Common Stock” means the common stock, US$.001 par value per share, of Laureate Education, Inc.

(g)                                  “Company” means Laureate and its Subsidiaries.

(h)                                 “Eligible Individual” shall mean (i) an officer or employee of, and other individual, including a non-employee director, who is a natural person providing bona fide services to or for, Laureate or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Laureate’s securities.

(i)                                     “Fair Market Value” has the meaning set forth in the Plan.  The Plan generally defines Fair Market Value to mean the closing price per share of Common Stock on the relevant date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, the last preceding Business Day on which a sale was reported.

[ONLY APPLICABLE IN CERTAIN CASES](j)                               “Good Reason” means “Good Reason” as such term may be defined in any employment agreement in effect at the time of termination of employment between the Grantee and Laureate or any of its Subsidiaries, or, if there is no such employment agreement or such term is not defined therein, “Good Reason” shall mean, without the consent of the Grantee, (i) a reduction in base salary (other than a general reduction in base salary that affects all similarly situated employees), (ii) a substantial diminution in the Grantee’s title, duties and responsibilities, other than any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith, or (iii) a transfer of the Grantee’s primary workplace by more than fifty (50) miles from his or her current workplace; provided, however, that in any event, such conduct is not cured within ten (10) business days after the Grantee gives the Company notice of such event.

(i)                                     “Grant Date” means the effective date of a grant of RSUs made to you as set forth in the relevant Notice.

(j)                                    “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of RSUs made to you.

(k)                                 “Plan” means the Laureate Education, Inc. 2013 Long-Term Incentive Plan, as amended from time to time.

(l)                                     “RSU” means the Company’s commitment to issue one share of Common Stock at a future date, subject to the terms of the Agreement and the Plan.

(m)                             “Subsidiary” shall mean any corporation or other entity in an unbroken chain of corporations or other entities beginning with Laureate if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity.

(n)                                 “You” or “Your” means the recipient of the RSUs as reflected on the applicable Notice.  Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement}